UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2015

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 President Bonus Formulas

On March 6, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of MicroStrategy Incorporated (the “Company”) established formulas (each, a “2015 President Bonus Formula”) for determining the eligible bonuses with respect to the performance of each of Jonathan F. Klein, the Company’s President & Chief Legal Officer, and Paul N. Zolfaghari, the Company’s President, during the fiscal year ending December 31, 2015. Each of the 2015 President Bonus Formulas provides for an eligible bonus calculated by multiplying $160,000 by the Company’s diluted earnings per share for the fiscal year ending December 31, 2015.

The maximum cash bonus for each of Messrs. Klein and Zolfaghari pursuant to their respective 2015 President Bonus Formulas is $6,500,000. The Compensation Committee has the discretion to award a cash bonus lower than the eligible bonus calculated using each 2015 President Bonus Formula. These formulas are subject to approval of the material terms for payment of certain executive incentive compensation under Section 162(m) of the Internal Revenue Code at the Company’s 2015 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2015	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer